As filed with the Securities and Exchange Commission on May 13, 1996
                                                     Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                            PATTERSON DENTAL COMPANY
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                  41-0886515
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                             ______________________

                           1031 Mendota Heights Road
                          Saint Paul, Minnesota 55120
                         (Address, including zip code,
                  of registrant's principal executive offices)
                            _______________________

                            PATTERSON DENTAL COMPANY
                           CAPITAL ACCUMULATION PLAN
                            (Full Title of the Plan)
                            _______________________

                               Peter L. Frechette
                           1031 Mendota Heights Road
                          Saint Paul, Minnesota 55120
                                 (612) 686-1600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            _______________________
                                   Copies to:


   Matthew L. Levitt, Esq.                 Christopher C. Cleveland, Esq.
       General Counsel                          Briggs and Morgan
   Patterson Dental Company                      2400 IDS Center
  1031 Mendota Heights Road                 Minneapolis, Minnesota 55402
 Saint Paul, Minnesota  55120                   (612) 334-8489
        (612) 686-1777

                            _______________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                              Proposed
                                                   Proposed                   maximum
 Title of securities      Amount to be         maximum offering          aggregate offering                  Amount of
 to be registered          Registered         price per share (1)              price                      registration fee
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock,           1,000,000 shares           $31.625                   $31,625,000                       $10,906
$.01 par value
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for such stock on May 8, 1996, as reported by the Nasdaq National Market System.
================================================================================

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Patterson Dental Company (the "Company") incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 29, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended July 29, 1995, October 28, 1995 and January 27, 1996, filed pursuant to Section 13 of the 1934 Act;

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, Registration No. 33-51304.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company, as a Minnesota corporation, is subject to the Minnesota Business Corporation Act Section 302A.521 which provides that a corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present "official capacity" (as therein defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if such person: (i) has not been indemnified by another organization with respect to the same proceeding; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (v) when acting in such person's official capacity, reasonably believed that the conduct was in the best interest of the Company; and (vi) when acting in an official capacity to another organization or employee benefit plan, at the request of the Company, reasonably believed that the conduct was not opposed to the best interest of the Company. Section 302A.521 also provides that the articles of incorporation or bylaws of a company may prohibit indemnification or advances of expenses otherwise required by Section 302A.521 or may impose conditions on indemnification or advances of expenses in addition to the conditions described above, including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally, to all persons or to all persons within a given class. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Article VI of the Company's Bylaws provides that the Company shall indemnify directors and former directors, officers and former officers, members and former members of committees appointed by the Company's Board of Directors and employees and former employees of the Company, all in accordance with the terms and provisions of the Minnesota Business Corporation Act Section

302A.521. Article VI also provides that the Company shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the Company's Board of Directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number       Description
- ------       -----------

5            Opinion of Briggs and Morgan, Professional Association

23(i)        Consent of Auditors

23(ii) Consent of Briggs and Morgan, Professional Association (contained in Exhibit 5)

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota on the 13th day of May, 1996.

                              PATTERSON DENTAL COMPANY


                              By /s/ Peter L. Frechette
                                 ----------------------------
                                 Peter L. Frechette
                                 President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter L. Frechette and Ronald E. Ezerski, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Peter L. Frechette      President (Principal Executive      May 13, 1996
- ------------------------    Officer) and Director
Peter L. Frechette


/s/ Ronald E. Ezerski       Treasurer (Principal Financial      May 13, 1996
- ------------------------    and Accounting Officer) and
Ronald E. Ezerski           Director


                            Director                            May __, 1996
- ------------------------
David K. Beecken


                            Director                            May __, 1996
- ------------------------
Andre B. Lacy


/s/ Burt E. Swanson         Director                            May 2, 1996
- ------------------------
Burt E. Swanson

                                EXHIBIT INDEX TO
                                    FORM S-8

                            PATTERSON DENTAL COMPANY


Exhibit                                                             Page No.
- -------                                                             --------

5         Opinion of Briggs and Morgan, Professional Association       7

23(i)     Consent of Independent Auditors                              8

23(ii)    Consent of Briggs and Morgan, Professional Association
          (contained in Exhibit 5)

                                     III-1